Exhibit 23.1

                       CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-58982) pertaining to the 1992 Option Plan of TENERA, Inc., as amended, and the Registration Statement (Form S-8 No. 333-77413) pertaining to the 1993 Outside Director Compensation and Option Plan, Amended and Restated as of March 1, 1998, of TENERA, Inc., of our report dated February 25, 2003, with respect to the consolidated financial statements and schedule of TENERA, Inc., included in the Annual Report on Form 10-K for the year ended December 31, 2002.

                                                       /s/ERNST & YOUNG LLP

San Jose, California
April 14, 2003